Yum!

KFC™

Pizza Hut®

TACO BELL®

Habit® BURGER & GRILL

NEWS

Yum! Brands Reports Third-Quarter Results
Taco Bell U.S. Same-Store Sales Growth +4%; KFC International Unit Growth +9%
Digital Sales Mix Exceeding 50%

Louisville, KY (November 5, 2024) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 30, 2024. Worldwide system sales, excluding foreign currency translation, grew 1% reflecting 5% unit growth. Third-quarter GAAP operating profit grew 1% and third-quarter core operating profit grew 3%. Third-quarter GAAP EPS was $1.35 and third-quarter EPS excluding Special Items was $1.37. Third-quarter EPS excluding Special Items reflects a $0.14 negative impact from a higher current year tax rate and lower investment income year-over-year.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “I'm incredibly proud of how our teams have navigated such a complex consumer environment to deliver 3% Core Operating Profit growth this quarter. The strengths of our twin growth engines were evident: Taco Bell U.S. significantly outperformed QSR competition with 4% same-store sales growth, and KFC International grew units an impressive 9% year-over-year. KFC International's unit openings spanned 64 countries this quarter, and year-to-date gross openings are up nearly 150 units year-over-year. While sales have been impacted by pressures relating to geopolitical conflicts and challenged consumer sentiment, our iconic brands which are led by our world-class talent and enabled by Yum!'s unmatched scale and cutting-edge, proprietary tech, are positioned for unstoppable growth."

THIRD-QUARTER HIGHLIGHTS
•Worldwide system sales grew 1%, excluding foreign currency translation, with KFC at 1%, Taco Bell at 5%, and Pizza Hut (1)%.
•Unit count increased 5% including 1,029 gross new units in the quarter.
•Robust digital system sales exceeding $8 billion, with digital mix over 50%.
•GAAP operating profit grew 1% and core operating profit grew 3%.
•Foreign currency translation unfavorably impacted divisional operating profit by $3 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+1	(4)	+7	(2)	(1)
Taco Bell Division	+5	+4	+2	+11	+11
Pizza Hut Division	(1)	(4)	+2	(6)	(5)
Worldwide	+1	(2)	+5	+1	+3

	Third-Quarter			Year-to-Date
	2024	2023	% Change	2024	2023	% Change
GAAP EPS	$1.35	$1.46	(8)	$3.73	$3.97	(6)
Less Special Items EPS[1]	$(0.02)	$0.02	NM	$(0.14)	$0.06	NM
EPS Excluding Special Items	$1.37	$1.44	(5)	$3.87	$3.91	(1)

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	31,143	29,051	+7	N/A	31,143	29,051	+7	N/A
System Sales ($MM)	8,669	8,620	+1	+1	25,023	24,975	Even	+2
Same-Store Sales Growth (%)	(4)	+6	NM	NM	(3)	+9	NM	NM
Franchise and Property Revenues ($MM)	417	426	(2)	(2)	1,219	1,254	(3)	(1)
Operating Profit ($MM)	339	344	(2)	(1)	986	975	+1	+3
Operating Margin (%)	43.1	49.2	(6.1)	(5.9)	46.2	47.1	(0.9)	(0.4)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+2	(7)	+4	(7)
Same-Store Sales Growth	(3)	(5)	(3)	(6)

•KFC Division opened 685 gross new restaurants across 65 countries.
•Company-owned restaurant margins were 12.5%, including the newly acquired U.K. stores for the full quarter.
•Foreign currency translation unfavorably impacted operating profit by $1 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+5	+6
United States	15%	(7)	(7)
Europe	11%	+6	+8
Asia	10%	(6)	(7)
Australia	7%	+2	+3
Latin America	7%	+8	+16
United Kingdom	6%	(6)	(3)
Middle East / Turkey / North Africa	6%	(10)	(9)
Africa	5%	+10	+10
Thailand	2%	+6	+7
Canada	2%	+3	+3
India	2%	+7	+9
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2023.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	8,594	8,385	+2	N/A	8,594	8,385	+2	N/A
System Sales ($MM)	4,008	3,804	+5	+5	11,622	11,028	+5	+5
Same-Store Sales Growth (%)	+4	+8	NM	NM	+3	+7	NM	NM
Franchise and Property Revenues ($MM)	234	218	+7	+7	678	637	+6	+6
Operating Profit ($MM)	251	226	+11	+11	709	658	+8	+8
Operating Margin (%)	37.6	36.0	1.6	1.6	36.7	36.1	0.6	0.6

•Taco Bell Division opened 49 gross new restaurants across 15 countries.
•Taco Bell U.S. system sales grew 5% and Taco Bell International system sales excluding foreign currency translation, grew 6%.
•Taco Bell U.S. and Taco Bell International same-store sales grew 4% and 1%, respectively.
•Company-owned restaurant margins were 23.4%, down slightly year-over-year.

PIZZA HUT DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	19,927	19,469	+2	N/A	19,927	19,469	+2	N/A
System Sales ($MM)	3,184	3,243	(2)	(1)	9,491	9,780	(3)	(2)
Same-Store Sales Growth (%)	(4)	+1	NM	NM	(5)	+4	NM	NM
Franchise and Property Revenues ($MM)	150	150	Even	+1	446	454	(2)	(1)
Operating Profit ($MM)	91	97	(6)	(5)	278	292	(5)	(3)
Operating Margin (%)	38.3	40.3	(2.0)	(1.6)	38.9	39.6	(0.7)	(0.3)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	(3)	(1)	(2)	(2)
Same-Store Sales Growth	(6)	(1)	(6)	(3)

•Pizza Hut Division opened 292 gross new restaurants across 36 countries.
•Foreign currency translation unfavorably impacted operating profit by $2 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
United States	41%	(1)	(2)
China	18%	(2)	+2
Asia	13%	(3)	(4)
Europe	12%	(7)	(6)
Latin America	6%	Even	+1
Middle East / Africa	5%	(4)	(6)
Canada	3%	+2	+4
India	2%	+3	+2

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2023.

HABIT BURGER & GRILL DIVISION

•Habit Burger & Grill Division opened 3 gross new restaurants.
•Habit Burger & Grill Division system sales declined 1% with same-store sales declining 5%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 7:45 a.m. Eastern Time November 5, 2024. The number is 404/975-4839 for U.S. callers, 833/950-0062 for Canada callers, and +1/929-526-1599 for international callers, conference ID 611638.

The call will be available for playback beginning at 10:00 a.m. Eastern Time November 5, 2024 through November 12, 2024. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, and +1/929-458-6194 internationally, conference ID 196705.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2024 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of health epidemics, deterioration in public health conditions or the occurrence of other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees, particularly in light of challenging macroeconomic conditions; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including the Middle East conflict as well as potential expansion of trade policies; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements; our ability to successfully implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences and wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 60,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. Habit Burger & Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America, and the company was recognized among TIME Magazine’s list of Best Companies for Future Leaders, Newsweek’s list of America’s Most Responsible Companies and USA Today’s America’s Climate Leaders. Yum! also received widespread recognition in 2023, including being listed on the Bloomberg Gender-Equality Index; and Forbes’ list of America’s Best Employers for Diversity. In addition, KFC, Taco Bell and Pizza Hut brands were ranked in the top five of Entrepreneur’s Top Global Franchises Ranking for 2023.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/24	9/30/23	B/(W)	9/30/24	9/30/23	B/(W)
Revenues
Company sales	$621	$510	22	$1,667	$1,495	12
Franchise and property revenues	804	796	1	2,350	2,351	Even
Franchise contributions for advertising and other services	401	402	Even	1,170	1,194	(2)
Total revenues	1,826	1,708	7	5,187	5,040	3

Costs and Expenses, Net
Company restaurant expenses	523	421	(24)	1,393	1,239	(12)
General and administrative expenses	263	267	2	830	840	1
Franchise and property expenses	36	27	(41)	90	95	5
Franchise advertising and other services expense	401	400	Even	1,169	1,183	1
Refranchising (gain) loss	(12)	(19)	NM	(31)	(40)	NM
Other (income) expense	(4)	(1)	NM	(10)	14	NM
Total costs and expenses, net	1,207	1,095	(10)	3,441	3,331	(3)

Operating Profit	619	613	1	1,746	1,709	2
Investment (income) expense, net	(1)	(16)	NM	21	(21)	NM
Other pension (income) expense	(2)	(2)	NM	(5)	(5)	NM
Interest expense, net	120	126	5	358	381	6
Income before income taxes	502	505	(1)	1,372	1,354	1
Income tax provision	120	89	(34)	309	220	(40)
Net Income	$382	$416	(8)	$1,063	$1,134	(6)

Basic EPS
EPS	$1.36	$1.48	(8)	$3.77	$4.03	(7)
Average shares outstanding	282	281	—	282	281	—

Diluted EPS
EPS	$1.35	$1.46	(8)	$3.73	$3.97	(6)
Average shares outstanding	285	286	—	285	286	—

Dividends declared per common share	$0.67	$0.605		$2.01	$1.815

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/24	9/30/23	B/(W)	9/30/24	9/30/23	B/(W)

Company sales	$220	$117	88	$488	$342	43
Franchise and property revenues	417	426	(2)	1,219	1,254	(3)
Franchise contributions for advertising and other services	148	157	(5)	427	473	(10)
Total revenues	785	700	12	2,134	2,069	3

Company restaurant expenses	192	100	(92)	428	295	(45)
General and administrative expenses	86	86	(1)	253	265	4
Franchise and property expenses	20	15	(38)	46	57	19
Franchise advertising and other services expense	148	156	5	424	470	10
Other (income) expense	—	(1)	NM	(3)	7	NM
Total costs and expenses, net	446	356	(26)	1,148	1,094	(5)
Operating Profit	$339	$344	(2)	$986	$975	1

Company restaurant margin %[1]	12.5%	14.3%	(1.8) ppts.	12.2%	13.6%	(1.4) ppts.

Operating margin	43.1%	49.2%	(6.1) ppts.	46.2%	47.1%	(0.9) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/24	9/30/23	B/(W)	9/30/24	9/30/23	B/(W)

Company sales	$267	$256	4	$775	$738	5
Franchise and property revenues	234	218	7	678	637	6
Franchise contributions for advertising and other services	165	155	6	477	447	7
Total revenues	666	629	6	1,930	1,822	6

Company restaurant expenses	205	195	(5)	590	561	(5)
General and administrative expenses	41	47	11	137	141	3
Franchise and property expenses	6	7	14	22	21	(5)
Franchise advertising and other services expense	163	153	(6)	473	439	(8)
Other (income) expense	—	1	NM	(1)	2	NM
Total costs and expenses, net	415	403	(3)	1,221	1,164	(5)
Operating Profit	$251	$226	11	$709	$658	8

Company restaurant margin %[1]	23.4%	23.8%	(0.4) ppts.	23.9%	23.9%	Even

Operating margin	37.6%	36.0%	1.6 ppts.	36.7%	36.1%	0.6 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/24	9/30/23	B/(W)	9/30/24	9/30/23	B/(W)

Company sales	$1	$2	(31)	$5	$11	(57)
Franchise and property revenues	150	150	Even	446	454	(2)
Franchise contributions for advertising and other services	87	90	(3)	264	273	(3)
Total revenues	238	242	(1)	715	738	(3)

Company restaurant expenses	1	2	33	5	11	55
General and administrative expenses	51	51	2	153	155	1
Franchise and property expenses	9	5	(113)	19	14	(45)
Franchise advertising and other services expense	89	91	2	270	273	1
Other (income) expense	(3)	(4)	NM	(10)	(7)	NM
Total costs and expenses, net	147	145	(2)	437	446	2
Operating Profit	$91	$97	(6)	$278	$292	(5)

Company restaurant margin %[1]	(6.1)%	(9.0)%	2.9 ppts.	(1.9)%	1.2%	(3.1) ppts.

Operating margin	38.3%	40.3%	(2.0) ppts.	38.9%	39.6%	(0.7) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	9/30/24	12/31/23
ASSETS
Current Assets
Cash and cash equivalents	$457	$512
Accounts and notes receivable, less allowance: $54 in 2024 and $39 in 2023	708	737
Prepaid expenses and other current assets	460	360
Total Current Assets	1,625	1,609

Property, plant and equipment, net of accumulated depreciation of $1,394 in 2024
and $1,332 in 2023	1,300	1,197
Goodwill	735	642
Intangible assets, net	416	377
Other assets	1,352	1,361
Deferred income taxes	1,033	1,045
Total Assets	$6,461	$6,231

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,138	$1,169
Income taxes payable	24	55
Short-term borrowings	24	53
Total Current Liabilities	1,186	1,277

Long-term debt	11,169	11,142
Other liabilities and deferred credits	1,780	1,670
Total Liabilities	14,135	14,089

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 280 shares issued in 2024 and 281 shares issued in 2023	—	60
Accumulated deficit	(7,389)	(7,616)
Accumulated other comprehensive loss	(285)	(302)
Total Shareholders' Deficit	(7,674)	(7,858)
Total Liabilities and Shareholders' Deficit	$6,461	$6,231
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/24	9/30/23
Cash Flows - Operating Activities
Net Income	$1,063	$1,134
Depreciation and amortization	120	104
Refranchising (gain) loss	(31)	(40)
Investment (income) expense, net	21	(21)
Deferred income taxes	5	(93)
Share-based compensation expense	52	69
Changes in accounts and notes receivable	28	(13)
Changes in prepaid expenses and other current assets	(21)	(16)
Changes in accounts payable and other current liabilities	(46)	(52)
Changes in income taxes payable	(67)	(4)
Other, net	52	87
Net Cash Provided by Operating Activities	1,176	1,155

Cash Flows - Investing Activities
Capital spending	(151)	(179)
Proceeds from sale of Devyani Investment	104	—
Proceeds from sale of KFC Russia	—	121
Acquisition of KFC U.K. and Ireland restaurants	(174)	—
Proceeds from refranchising of restaurants	48	57
Maturities (purchases) of Short term investments, net	(91)	—
Other, net	(28)	(3)
Net Cash Used in Investing Activities	(292)	(4)

Cash Flows - Financing Activities
Proceeds from long-term debt	237	—
Repayments of long-term debt	(472)	(60)
Revolving credit facilities, three months or less, net	205	(279)
Repurchase shares of Common Stock	(327)	(50)
Dividends paid on Common Stock	(565)	(508)
Other, net	(69)	(24)
Net Cash Used in Financing Activities	(991)	(921)
Effect of Exchange Rate on Cash and Cash Equivalents	10	(2)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(97)	228
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	724	647
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$627	$875

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (d) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/24	9/30/23	9/30/24	9/30/23
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$619	$613	$1,746	$1,709
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	(1)	(2)	3	(7)
Operating (profit) loss impact from decision to exit Russia(b)	—	(2)	—	10
Charges associated with Resource Optimization(c)	12	3	58	13
Other Special Items Expense	—	2	—	3
Special Items Expense - Operating Profit	11	1	61	19
Negative Foreign Currency Impact on Division Operating Profit	3	N/A	26	N/A
Core Operating Profit	$633	$614	$1,833	$1,728

Special Items as shown above were recorded to the financial statement line items identified below.

Condensed Consolidated Summary of Results Line Item
General and administrative expenses	$11	$4	$57	$19
Franchise and property expenses	—	(1)	—	1
Refranchising (gain) loss	(1)	(2)	3	(7)
Other (income) expense	1	—	1	6
Special Items Expense - Operating Profit	$11	$1	$61	$19

	Quarter ended		Year to date
	9/30/24	9/30/23	9/30/24	9/30/23
KFC Division
GAAP Operating Profit	$339	$344	$986	$975
Negative (Positive) Foreign Currency Impact	1	N/A	21	N/A
Core Operating Profit	$340	$344	$1,007	$975

Taco Bell Division
GAAP Operating Profit	$251	$226	$709	$658
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit	$251	$226	$709	$658

Pizza Hut Division
GAAP Operating Profit	$91	$97	$278	$292
Negative (Positive) Foreign Currency Impact	2	N/A	5	N/A
Core Operating Profit	$93	$97	$283	$292

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$1	$(2)	$(2)	$(4)
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	$1	$(2)	$(2)	$(4)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$382	$416	$1,063	$1,134
Special Items Expense - Operating Profit	11	1	61	19
Special Items Tax Benefit(d)	(2)	(4)	(19)	(36)
Net Income excluding Special Items	$391	$413	$1,105	$1,117

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.35	$1.46	$3.73	$3.97
Less Special Items Diluted EPS	(0.02)	0.02	(0.14)	0.06
Diluted EPS excluding Special Items	$1.37	$1.44	$3.87	$3.91

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	23.8%	17.7%	22.5%	16.3%
Impact on Tax Rate as a result of Special Items	(0.1)%	(0.9)%	(0.4)%	(2.4)%
Effective Tax Rate excluding Special Items	23.9%	18.6%	22.9%	18.7%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 9/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$339	$251	$91	$1	$(63)	$619
Less:
Franchise and property revenues	417	234	150	3	—	804
Franchise contributions for advertising and other services	148	165	87	1	—	401
Add:
General and administrative expenses	86	41	51	11	74	263
Franchise and property expenses	20	6	9	1	—	36
Franchise advertising and other services expense	148	163	89	1	—	401
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	—	—	(3)	1	(2)	(4)
Company restaurant profit (loss)	$28	$62	$—	$11	$(3)	$98
Company sales	$220	$267	$1	$133	$—	$621
Company restaurant margin %	12.5%	23.4%	(6.1)%	8.3%	N/A	15.8%

	Quarter ended 9/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$344	$226	$97	$(2)	$(52)	$613
Less:
Franchise and property revenues	426	218	150	2	—	796
Franchise contributions for advertising and other services	157	155	90	—	—	402
Add:
General and administrative expenses	86	47	51	15	68	267
Franchise and property expenses	15	7	5	1	(1)	27
Franchise advertising and other services expense	156	153	91	—	—	400
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(1)	1	(4)	(1)	4	(1)
Company restaurant profit	$17	$61	$—	$11	$—	$89
Company sales	$117	$256	$2	$135	$—	$510
Company restaurant margin %	14.3%	23.8%	(9.0)%	7.8%	N/A	17.3%

	Year to Date 9/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$986	$709	$278	$(2)	$(225)	$1,746
Less:
Franchise and property revenues	1,219	678	446	7	—	2,350
Franchise contributions for advertising and other services	427	477	264	2	—	1,170
Add:
General and administrative expenses	253	137	153	38	249	830
Franchise and property expenses	46	22	19	3	—	90
Franchise advertising and other services expense	424	473	270	2	—	1,169
Refranchising (gain) loss	—	—	—	—	(31)	(31)
Other (income) expense	(3)	(1)	(10)	1	3	(10)
Company restaurant profit (loss)	$60	$185	$—	$33	$(4)	$274
Company sales	$488	$775	$5	$399	$—	$1,667
Company restaurant margin %	12.2%	23.9%	(1.9)%	8.2%	N/A	16.4%

	Year to Date 9/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$975	$658	$292	$(4)	$(212)	$1,709
Less:
Franchise and property revenues	1,254	637	454	6	—	2,351
Franchise contributions for advertising and other services	473	447	273	1	—	1,194
Add:
General and administrative expenses	265	141	155	41	238	840
Franchise and property expenses	57	21	14	2	1	95
Franchise advertising and other services expense	470	439	273	1	—	1,183
Refranchising (gain) loss	—	—	—	—	(40)	(40)
Other (income) expense	7	2	(7)	(1)	13	14
Company restaurant profit	$47	$177	$—	$32	$—	$256
Company sales	$342	$738	$11	$404	$—	$1,495
Company restaurant margin %	13.6%	23.9%	1.2%	8.0%	N/A	17.1%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 9/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$785	$666	$238	$137	$—	$1,826

Company restaurant expenses	192	205	1	122	3	523
General and administrative expenses	86	41	51	11	74	263
Franchise and property expenses	20	6	9	1	—	36
Franchise advertising and other services expense	148	163	89	1	—	401
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	—	—	(3)	1	(2)	(4)
Total costs and expenses, net	446	415	147	136	63	1,207
Operating Profit (Loss)	$339	$251	$91	$1	$(63)	$619

Quarter ended 9/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$700	$629	$242	$137	$—	$1,708

Company restaurant expenses	100	195	2	124	—	421
General and administrative expenses	86	47	51	15	68	267
Franchise and property expenses	15	7	5	1	(1)	27
Franchise advertising and other services expense	156	153	91	—	—	400
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(1)	1	(4)	(1)	4	(1)
Total costs and expenses, net	356	403	145	139	52	1,095
Operating Profit (Loss)	$344	$226	$97	$(2)	$(52)	$613

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,134	$1,930	$715	$408	$—	$5,187

Company restaurant expenses	428	590	5	366	4	1,393
General and administrative expenses	253	137	153	38	249	830
Franchise and property expenses	46	22	19	3	—	90
Franchise advertising and other services expense	424	473	270	2	—	1,169
Refranchising (gain) loss	—	—	—	—	(31)	(31)
Other (income) expense	(3)	(1)	(10)	1	3	(10)
Total costs and expenses, net	1,148	1,221	437	410	225	3,441
Operating Profit (Loss)	$986	$709	$278	$(2)	$(225)	$1,746

Year to Date 9/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,069	$1,822	$738	$411	$—	$5,040

Company restaurant expenses	295	561	11	372	—	1,239
General and administrative expenses	265	141	155	41	238	840
Franchise and property expenses	57	21	14	2	1	95
Franchise advertising and other services expense	470	439	273	1	—	1,183
Refranchising (gain) loss	—	—	—	—	(40)	(40)
Other (income) expense	7	2	(7)	(1)	13	14
Total costs and expenses, net	1,094	1,164	446	415	212	3,331
Operating Profit (Loss)	$975	$658	$292	$(4)	$(212)	$1,709

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended September 30, 2024 and 2023 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)In April 2023, we completed our exit from the Russia market by selling the KFC business in Russia to Smart Service Ltd. Our GAAP operating results presented herein for the quarter and year to date ended June 30, 2023, respectively, reflect revenues from and expenses to support the Russian operations for KFC prior to the date of sale, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion of Ukraine to humanitarian efforts, we reclassed such net operating profits or losses from the KFC Division segment results to Unallocated Other income (expense). Additionally, we incurred certain expenses related to the disposition of the business and other one-time costs related to our exit from Russia which we recorded within Corporate and unallocated G&A and Unallocated Franchise and property expenses. The resulting net Operating Profit of $2 million and net Operating Loss of $10 million for the quarter and year to date ended September 30, 2023, respectively, has been reflected as a Special Item.

(c)We recorded charges of $11 million and $57 million during the quarter and year to date ended September 30, 2024, respectively, and $3 million and $13 million during the quarter and year to date ended September 30, 2023, respectively, to General and administrative expenses and charges of $1 million during both the quarter and year to date ended September 30, 2024 to Other (income) expense related to a resource optimization program. This program has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. We recently expanded the program to identify further opportunities to optimize the Company’s spending and identify additional, critical areas in which to potentially reallocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program primarily include severance associated with positions that have been eliminated or relocated and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(d)The below table includes the detail of Special Items Tax Benefit:

	Quarter ended		Year to date
	9/30/24	9/30/23	9/30/24	9/30/23
Tax Benefit on Special Items Operating Profit	$(2)	$—	$(15)	$(2)
Tax Benefit - Income tax impacts from decision to exit Russia	—	(4)	—	(12)
Tax Benefit - Other Income tax impacts recorded as Special	—	—	(4)	(22)
Special Items Tax Benefit	$(2)	$(4)	$(19)	$(36)

Tax Benefit on Special Items Operating Profit was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Other Income Tax impacts recorded as Special in the years to date ended September 30, 2024 and 2023 include benefits related to the reversal of reserves due to the favorable resolution of tax audits in foreign jurisdictions. Such reserves were established in prior years related to income tax liabilities and deferred tax assets originally recorded as Special Items as part of intercompany restructurings of intellectual property. Other Income Tax impacts recorded as Special in the year to date ended September 30, 2023 also include the release of valuation allowances associated with a jurisdiction in which a marketwide refranchising event occurred.